Exhibit 10.19

FIRST AMENDMENT TO THE

INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II

(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made on this 26th day of February, 2009, by the Administrative Committee of the Plan (the “Administrative Committee”).

W I T N E S S E T H :

WHEREAS, Interface, Inc. (the “Company”) maintains the Plan for the benefit of its eligible key management and highly compensated employees; and

WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

WHEREAS, due to current economic conditions, the Company desires to amend the Plan to reduce the rate of matching contributions for deferrals on or after March 1, 2009;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 3.3(a) of the Plan is deleted in its entirety, and a new Section 3.3(a) is added to read as follows:

3.3	Matching Contributions.

(a)	Amount.

(i)	Deferrals for January and February 2009. For deferrals made with respect to pay periods ending on or after January 1, 2009, and before March 1, 2009, the Administrative Committee shall credit to each Participant’s Account a Matching Contribution equal to the difference between:

(A)	50 percent multiplied by the lesser of (A) the sum of 1/6 of the maximum amount of deferrals that the Participant could have made to the Savings and Investment Plan on which matching contributions would have been made under the Savings and Investment Plan for 2009, plus the Participant’s deferrals to the Plan for such pay periods, or (B) 6 percent of the Participant’s Compensation for such pay periods; and

(B)	The amount of matching contributions that would have been made to the Participant’s account under the Savings and Investment Plan for such pay periods assuming the Participant deferred the maximum matchable amount permitted under the Savings and Investment Plan.

(ii)	Deferrals for March to December 2009. For deferrals made with respect to pay periods ending on or after March 1, 2009, and before January 1, 2010, the Administrative Committee shall credit to each Participant’s Account a Matching Contribution equal to the difference between:

(A)	17 percent multiplied by the lesser of (A) the sum of 5/6 of the maximum amount of deferrals that the Participant could have made to the Savings and Investment Plan on which matching contributions would have been made under the Savings and Investment Plan for 2009, plus the Participant’s deferrals to the Plan for such pay periods, or (B) 6 percent of the Participant’s Compensation for such pay periods; and

(B)	The amount of matching contributions that would have been made to the Participant’s account under the Savings and Investment Plan for such pay periods assuming the Participant deferred the maximum matchable amount permitted under the Savings and Investment Plan.

(iii)	Bonuses. Notwithstanding the foregoing, in the event that a Participant had elected to defer a portion of his Compensation payable as a Bonus with respect to the fourth quarter of 2008, the Administrative Committee, in its discretion, may provide a Matching Contribution to the Participant’s Account at the rate described in Section 3.3(a)(i).

(iv)	Deferrals after 2009. For deferrals made with respect to pay periods ending on or after January 1, 2010, the Administrative Committee shall credit to each Participant’s Account for each Plan Year a Matching Contribution equal to the difference between:

(A)	17 percent multiplied by the lesser of (A) the sum of the maximum amount of deferrals that the Participant could have made to the Savings and Investment Plan on which matching contributions would have been made under the Savings and Investment Plan for such Plan Year, plus the Participant’s deferrals to the Plan for such Plan Year, or (B) 6 percent of the Participant’s Compensation for such Plan Year; and

(B)	The amount of matching contributions that would have been made to the Participant’s account under the Savings and Investment Plan for such Plan Year assuming the Participant deferred the maximum matchable amount permitted under the Savings and Investment Plan.

2.	Except as specified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Interface, Inc. has caused the following duly authorized member of the Administrative Committee to execute this Amendment on the date first written above.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Title:	Sr. VP

3